Exhibit 5.1

                                             February 7, 1997

     Applied Materials, Inc.
     3050 Bowers Avenue
     Santa Clara, CA 95054

               Re:  Registration Statement on Form S-8

     Ladies and Gentlemen:

          We have acted as special counsel to Applied Materials, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8, relating to the issuance and sale of up to 492,321 shares (the "Shares") of the common stock of the Company, par value $.01 per share ("Common Stock"), that consist of (i) 396,089 shares of Common Stock which have been reserved for issuance upon exercise of stock options granted by Opal, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, pursuant to the Opal, Inc. Employee Stock Option Plan, as amended and restated (the "Opal Plan"), and (ii) 96,232 shares of Common Stock which have been reserved for issuance upon exercise of stock options granted by Orbot Instruments Ltd., a corporation organized under the laws of the State of Israel and a wholly-owned subsidiary of the Company, under the Orbot Instruments Ltd. Employee Share Ownership and Option Plan, as amended and restated (the "Orbot Plan").

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (ii) the Opal Plan, (iii) the Orbot Plan, (iv) a specimen certificate evidencing the Common Stock, (v) the Certificate of Incorporation of the Company, as presently in effect, (vi) the By-Laws of the Company, as presently in effect, (vii) certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We express no opinion herein with respect to the meaning, interpretation, validity, binding nature or enforceability of the Opal Plan, the Orbot Plan and any contract, agreement, instrument or other document entered into pursuant to the Opal Plan or the Orbot Plan.

          Members of our firm are admitted to the Bar of the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Opal Plan and the Orbot Plan, as the case may be, and the terms of the respective option agreements entered into in accordance with the Opal Plan and the Orbot Plan, as the case may be, as such agreements are currently in effect, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                           Very truly yours,

                             /s/ Skadden, Arps, Slate, Meagher & Flom LLP